    As filed with the Securities and Exchange Commission on October 28, 1996
                                Registration No.

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              GILMAN & CIOCIA, INC.
                 (Name of small business issuer in its charter)

      Delaware                                           11-2587324
(State or jurisdiction                                (I.R.S. Employer
of incorporation or                                   Identification
organization)                                         No.)

475 Northern Boulevard, Great Neck, NY                         11021
(Address of principal executive offices)                    (Zip code)

                                 Not Applicable
                               Full Title of Plan

                               Mr. Ralph Esposito
                              Gilman & Ciocia, Inc.
                             475 Northern Boulevard
                              Great Neck, NY 11021
                     (Name and Address of agent for service)

                                 (516) 482-4860
          (Telephone number, including area code, of agent for service)

                                 With copies to:
Seth A. Akabas, Esq.
Akabas & Cohen
488 Madison Avenue, 6th Floor
New York, NY 10022
(212) 308-8505

                         CALCULATION OF REGISTRATION FEE

================================================================================
Title of each         Amount to be      Proposed         Proposed        Amount
class of              registered        maximum          maximum         of
securities to                           offering         aggregate       regis-
be registered                           price per        offering        tration
                                        share(1)         price           fee
--------------------------------------------------------------------------------
Common Stock          5,000 shares      $1.75            $    8,750      $  3.00

--------

      1 Pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended, the offering price was calculated as follows: 5,000 at a fixed price of $1.75 per share; 6,000 at a fixed price of $3.38 per share; 84,000 at an exercise price of 50% of market price of $2.50 per share based on a closing price 5 days before filing; 340,000 at a fixed price of $3.50 per share; 10,000 at a fixed price of $1.75 per share; and 10,000 at a fixed price of $2.62 per share.

--------------------------------------------------------------------------------
Common Stock          6,000 shares      $3.38            $   20,280      $  7.00
--------------------------------------------------------------------------------
Common Stock          84,000            $2.50            $  210,000      $ 72.00
                      shares
--------------------------------------------------------------------------------
Common Stock          340,000           $3.50            $1,190,000      $410.00
                      shares
--------------------------------------------------------------------------------
Common Stock          10,000            $1.75            $   17,500      $  6.00
                      shares
--------------------------------------------------------------------------------
Common Stock          10,000            $2.62            $   26,200      $  9.00
                      shares
================================================================================
                                                             TOTAL DUE:  $507.00

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The information required under this Part I will be contained in documents delivered to the option holders and is not included herein.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents are incorporated by reference in this registration statement, and all documents hereafter filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this registration statement have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents:

      (a) The Registrant's Annual Report of Form 10-KSB for its fiscal year ended June 30, 1996;

      (b)  Not applicable; and

      (c) The text under the caption "DESCRIPTION OF SECURITIES -- Common Stock" in the Registrant's registration statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-80627.


ITEM 4.  DESCRIPTION OF SECURITIES.

      The class of securities offered is registered under Section 12 of the Exchange Act.


ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

      The legality of the Common Stock will be passed on for the Registrant by Akabas & Cohen, 488 Madison Avenue, 6th Floor, New York, NY 10022. Akabas & Cohen owns 8,081 shares of common stock.


ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

            Article EIGHTH of the Corporation's Certificate of Incorporation provides:

            A director of this Corporation shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this Corporation or its stockholders,
      (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

            Article NINTH of the Corporation's Certificate of Incorporation provides:

            This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative, or by or in the right of this Corporation to procure judgment in its favor, by reason of the fact that he is or was a director or officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Corporation, in accordance with and to the full extent permitted by statute. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by this Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by this Corporation as authorized in this section. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles or any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            Article TENTH of the Company's By-Laws provides as follows:

            Any person made a party to any action or proceeding (whether or not by or in the right of the Corporation to procure a judgment in its favor or by or in the right of any other corporation) by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation, or of any corporation which he served as such at the request of the Corporation, shall be indemnified by the

      Corporation against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of or as a result of such action or proceeding, or in connection with any appeal therein, to the full extent permitted under the laws of the State of Delaware from time to time in effect. The Corporation shall have the power to purchase and maintain insurance for the indemnification of such directors, officers and employees to the full extent permitted under the laws of the State of Delaware from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights of indemnification to which such director, officer or employee may be entitled.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            No restricted securities are to be reoffered or resold pursuant to this registration statement. Any of the shares covered by this registration statement will be acquired by nonaffiliates of the Registrant and will not be restricted securities.


ITEM 8.     EXHIBITS.

            4.1 Resolution of Designation, Powers, Preferences and Rights of Series A Preferred Stock, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

            4.2 Form of Warrant of Bridge Loan lenders, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

            4.3 Form of Warrant included in Units, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

            4.4 Form of Underwriter's Warrant, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

            5           Opinion of Akabas & Cohen

           23.1         Consent of Akabas & Cohen (Included in Exhibit 5)

            23.2        Consent of Weinick, Sanders & Co., L.L.P.

            23.2        Consent of BDO Seidman, LLP


ITEM 9.     UNDERTAKINGS

            The undersigned Registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution;

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering; and


      (e) If the Registrant requests acceleration of the effective date of the Registration Statement under Rule 461 under the Securities Act, the Registrant acknowledges that:

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Great Neck, State of New York, on October 25, 1996.

                                    GILMAN & CIOCIA, INC.


                                    By:/s/ Ralph Esposito
                                       -----------------------------------------
                                      Ralph Esposito
                                      Chief Financial Officer


      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


/s/ James Ciocia              President, Chief                October 25, 1996
---------------------         Executive Officer
James Ciocia                  and Director


/s/ Thomas Povinelli          Vice President and              October 25, 1996
---------------------         Director
Thomas Povinelli


/s/ Ralph Esposito            Chief Financial                 October 25, 1996
---------------------         Officer
Ralph Esposito


/s/ Gary Besmer               Vice President and              October 25, 1996
---------------------         Director
Gary Besmer


---------------------         Vice President,
Kathryn Travis                Secretary and Director



---------------------         Director
Louis Karol


/s/ Seth Akabas               Director                       October  25, 1996
---------------------
Seth Akabas

                                     INDEX

Exhibit           Description                                               Page

4.1 Resolution of Designation, Powers, Preferences and Rights of Series A Preferred Stock, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

4.2               Form of Warrant of Bridge Loan lenders,
                  incorporated by reference to the like numbered
                  exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

4.3 Form of Warrant included in Units, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

4.4 Form of Underwriter's Warrant, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

5*                Opinion of Akabas & Cohen

23.1*             Consent of Akabas & Cohen (Included in Exhibit 5)

23.2*             Consent of Weinick Sanders & Co., L.L.P.

23.3*             Consent of BDO Seidman, LLP

----------------
* filed herein